Registration No. 333-

As filed with the Securities and Exchange Commission on July 10, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0539758
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

80 Grasslands Road, Elmsford, NY	10523
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2012 Omnibus Equity Incentive Plan

(Full title of the plan)

Bradley Weston

Chief Executive Officer

80 Grasslands Road

Elmsford, NY 10523

(Name and address of agent for service)

(914) 345-2020

(Telephone number, including area code, of agent for service)

With copies to:

Michael Littenberg

Thomas Danielski

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,600,000 shares	$1.30	$2,080,000	$269.99
Total	1,600,000 shares		$2,080,000	$269.99

(1)

This Registration Statement covers an aggregate of 1,600,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Registrant’s Amended and Restated 2012 Omnibus Equity Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the New York Stock Exchange on July 7, 2020 to be $1.33 and $1.26, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,600,000 shares under the Registrant’s Amended and Restated 2012 Omnibus Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-203725) filed with the Securities and Exchange Commission on April 29, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description

4.1	Certificate of Correction to Party City Holdco Inc.’s Second Amended and Restated Certificate of Incorporation filed on June 6, 2019 (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-37344) filed on March 12, 2020 and incorporated herein by reference)

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37344) filed on June 7, 2019 and incorporated herein by reference)

4.3	Specimen Common Stock Certificate (previously filed on March 27, 2015 as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-193466) and incorporated herein by reference)

4.4	Party City Holdco Inc. Amended and Restated 2012 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37344) filed on July 7, 2020 and incorporated herein by reference)

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, New York, on July 10, 2020.

PARTY CITY HOLDCO INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bradley Weston and Todd Vogensen, and each of them singly, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Bradley Weston Bradley Weston	Chief Executive Officer (Principal executive officer) and Director	July 10, 2020

/s/ Todd Vogensen Todd Vogensen	Chief Financial Officer (Principal financial and accounting officer)	July 10, 2020

/s/ Norman Matthews Norman Matthews	Director	July 10, 2020

/s/ Steven Collins Steven Collins	Director	July 10, 2020

/s/ James Conroy James Conroy	Director	July 10, 2020

/s/ William Creekmuir William Creekmuir	Director	July 10, 2020

/s/ John Frascotti John Frascotti	Director	July 10, 2020

/s/ James Harrison James Harrison	Director	July 10, 2020

/s/ Lisa Klinger Lisa Klinger	Director	July 10, 2020

/s/ Michelle Millstone-Shroff Michelle Millstone-Shroff	Director	July 10, 2020

/s/ Morry Weiss Morry Weiss	Director	July 10, 2020